Exhibit 99.1
PCTEL Posts $18.3 Million in Fourth Quarter Revenue from Continuing Operations
$76.9 Million in Revenue from Continuing Operations for the Year
Bloomingdale, IL February 26, 2009 — PCTEL, Inc. (NASDAQ: PCTI), a leader in propagation and optimization solutions for the wireless industry, announced results for the fourth quarter ended December 31, 2008.
The Company completed the sale of its Mobility Solutions Group (MSG) on January 4, 2008. The Company’s financial statements reflect MSG as a discontinued operation.
Fourth Quarter Financial Highlights — Continuing Operations (excludes MSG)
•	$18.3 million in revenue from continuing operations for the quarter, a decrease of 5% over the same period last year.

•	Gross Profit Margin from continuing operations of 47%, versus 49% from the same period last year.

•	GAAP Operating Margin from continuing operations of a negative (87) % as compared to a positive 8% in the same period last year. The operating results of the fourth quarter this year include a $16.7 million impairment of goodwill related to its past acquisitions that comprise its Broadband Technology Group. Without the impairment charge the GAAP operating margin in the current quarter would have been 5%.

•	Non-GAAP Operating Margin from continuing operations of 12% versus 15% in the same period last year. The Company’s reporting of non-GAAP operating margin excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions.

•	GAAP net loss from continuing operations of $(10.8) million for the quarter, or $(0.61) per diluted share, compared to a net income of $9.5 million, or $0.46 per share for the same period in 2007. The $20 million difference is primarily attributed to the fourth quarter of 2008 including a goodwill impairment of $16.7 million, a $1.7 million decline in Other Income on the Company’s investments, primarily related to mark to market losses on the Company’s investment in Bank of America’s Columbia Strategic Asset Portfolio enhanced cash fund, and a $1.3 million change in the effective tax rate between years.

•	Non-GAAP net income from continuing operations of $568,000 for the quarter, or $0.03 per diluted share compared to $3.1 million of net income, or $0.15 per diluted share, for the same period in 2007. The Company’s reporting of non-GAAP net income excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense. Non-GAAP results do include the performance of our investments, including the mark to market impairment of our investment in Bank of America’s Columbia Strategic Asset Portfolio.

•	$78 million of cash, short term investments, and long term investments at December 31, 2008. Our investment in Bank of America’s Columbia Strategic Asset Portfolio at December 31, 2008 was $8.6 million, and has been further reduced by $1.4 million through a redemption payment received in January 2009. The Company repurchased 497,000 shares of its common stock during the fourth quarter at an average price of $9.14, completing share buyback programs announced prior to the fourth quarter. The company has not yet purchased any shares under the 1.0 million share buyback program authorized by the Board of Directors in November 2008.
“We are pleased that our efforts to reduce our cost structure have permitted us to deliver double digit non-GAAP operating margin in the last quarter,” said Marty Singer, PCTEL’s Chairman and CEO. “While the wireless telecom environment is extremely challenging, we have outstanding opportunities to grow organically and through acquisition. Our strong balance sheet will allow us to position PCTEL for long-term growth as the industry emerges from the current economic situation.”
CONFERENCE CALL / WEBCAST
PCTEL’s management team will discuss the Company’s results today at 5:15 PM ET. The call can be accessed by dialing (877) 693-6682 (U.S. / Canada) or (706) 679-6397 (International) conference ID: 81220188. The call will also be webcast at http://investor.pctel.com/events.cfm.
REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (800) 642-1687 (U.S./Canada), or International (706) 645-9291 conference ID: 81220188.
About PCTEL
PCTEL, Inc. (NASDAQ: PCTI), is a global leader in propagation and optimization solutions for the wireless industry. The company designs and develops software-based radios for wireless network optimization and develops and distributes innovative antenna solutions. The company’s SeeGull® scanning receivers, receiver-based products and CLARIFY® interference management solutions are used to measure, monitor and optimize cellular networks. PCTEL’s MAXRAD® Bluewave™ and Wi-Sys™ antenna solutions address public safety, military, and government applications; SCADA, Health Care, and Agricultural applications; Indoor Wireless, Wireless Backhaul, and Cellular applications. Its portfolio includes a broad range of WiMAX antennas, WiFi antennas, Land Mobile Radio antennas, and GPS antennas that serve innovative applications in telemetry, RFID, in-building, fleet management, and mesh networks. PCTEL provides parabolic antennas, ruggedized antennas, yagi antennas, and other high performance antennas for many applications. PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the company’s web sites www.pctel.com, www.antenna.com, www.antenna.pctel.com, or www.rfsolutions.pctel.com.
PCTEL Safe Harbor Statement
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL’s momentum and opportunities for growth in 2009 is a forward-looking statement within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business and the ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.
For further information contact:

John Schoen	Jack Seller	Mary McGowan
CFO	Public Relations	Investor Relations
PCTEL, Inc.	PCTEL, Inc.	Summit IR Group
(630) 372-6800	(630)372-6800	(408) 404-5401

	jack.seller@pctel.com	mary@summitirgroup.com

PCTEL Inc.
Consolidated Condensed Balance Sheets
(unaudited, in thousands except per share amounts)

	December 31,	December 31,
	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$44,766	$26,632
Short-term investment securities	17,835	38,943
Accounts receivable, net of allowance for doubtful accounts of $121 and $227, respectively	14,047	16,082
Inventories, net	10,351	9,867
Deferred tax assets, net	1,148	1,591
Prepaid expenses and other assets	2,575	1,800

Total current assets	90,722	94,915
PROPERTY AND EQUIPMENT, net	12,825	12,136
LONG-TERM INVESTMENT SECURITIES	15,258	—
GOODWILL	384	16,770
OTHER INTANGIBLE ASSETS, net	5,240	4,366
DEFERRED TAX ASSETS, net	10,151	4,863
OTHER ASSETS	926	1,022
ASSETS OF DISCONTINUED OPERATIONS	—	1,807

TOTAL ASSETS	$135,506	$135,879

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,478	$956
Accrued liabilities	6,198	8,403
Short term debt	—	107

Total current liabilities	8,676	9,466
LONG-TERM LIABILITIES	1,512	1,192
LIABILITIES OF DISCONTINUED OPERATIONS	—	654

Total liabilities	10,188	11,312

	—	—
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,236,236 and 21,916,902 shares issued and outstanding at December 31, 2008 and December 31, 2007, respectively	18	22
Additional paid-in capital	137,930	165,108
Accumulated deficit	(12,639)	(40,640)
Accumulated other comprehensive income	9	77

Total stockholders’ equity	125,318	124,567

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$135,506	$135,879

The accompanying notes are an integral part of these consolidated financial statements.

PCTEL, Inc.
Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share information)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
CONTINUING OPERATIONS
REVENUES	$18,266	$19,147	$76,927	$69,888
COST OF REVENUES	9,764	9,730	40,390	37,827

GROSS PROFIT	8,502	9,417	36,537	32,061

OPERATING EXPENSES:
Research and development	2,590	2,223	9,976	9,605
Sales and marketing	2,335	2,489	10,515	10,723
General and administrative	2,364	2,954	10,736	12,652
Amortization of intangible assets	518	408	2,062	1,987
Restructuring charges	(12)	115	353	2,038
Loss on sale of product lines	—	—	882	—
Impairment of goodwill	16,735	—	16,735	—
Gain on sale of assets and related royalties	(200)	(250)	(800)	(1,000)

Total operating expenses	24,330	7,939	50,459	36,005

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS	(15,828)	1,478	(13,922)	(3,944)
OTHER INCOME (EXPENSE), NET	(1,472)	211	85	2,831

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
INCOME TAXES AND DISCONTINUED OPERATIONS	(17,300)	1,689	(13,837)	(1,113)
BENEFIT FOR INCOME TAXES	(6,544)	(7,838)	(14,996)	(7,226)

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(10,756)	9,527	1,159	6,113

DISCONTINUED OPERATIONS
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS,
NET OF TAX PROVISION	103	(171)	37,138	(82)

NET INCOME (LOSS)	($10,653)	$9,356	$38,297	$6,031

Basic Earnings per Share:
Income (Loss) from Continuing Operations	($0.61)	$0.46	$0.06	$0.29
Income (Loss) from Discontinued Operations	$0.01	($0.01)	$1.94	$0.00
Net Income (Loss)	($0.61)	$0.45	$2.00	$0.29

Diluted Earnings per Share:
Income (Loss) from Continuing Operations	($0.61)	$0.46	$0.06	$0.29
Income (Loss) from Discontinued Operations	$0.01	($0.01)	$1.93	$0.00
Net Income (Loss)	($0.61)	$0.45	$1.99	$0.28

Weighted average shares — Basic	17,491	20,670	19,158	20,897
Weighted average shares — Diluted	17,506	20,802	19,249	21,424
The accompanying notes are an integral part of these consolidated financial statements.

PCTEL, Inc.
Revenue & Gross Profit by Segment
(unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
REVENUES:
Broadband Technology Group	$18,256	$19,102	$76,705	$69,072
Licensing	10	45	222	816

TOTAL REVENUES	18,266	19,147	76,927	69,888

GROSS PROFIT:
Broadband Technology Group	8,492	9,375	36,321	31,262
Licensing	10	42	216	799

TOTAL GROSS PROFIT	8,502	9,417	36,537	32,061

GROSS PROFIT %:
Broadband Technology Group	46.5%	49.1%	47.4%	45.3%
Licensing	100.0%	93.3%	97.3%	97.9%

TOTAL GROSS PROFIT %	46.5%	49.2%	47.5%	45.9%

Reconciliation GAAP To non-GAAP Results Of Operations
(unaudited, in thousands except per share information)
Reconciliation of GAAP operating income from continuing operations to non-GAAP operating income from continuing operations (a)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Operating Income (Loss) from Continuing Operations	($15,828)	$1,478	($13,922)	($3,944)

(a) Add:
Amortization of intangible assets	518	408	2,062	1,987
Restructuring charges	(12)	115	353	2,038
Loss on sale of product lines	—	—	882	—
Impairment of goodwill	16,735	—	16,735	—
Stock Compensation:
-Cost of Goods Sold	88	52	376	370
-Engineering	145	111	582	454
-Sales & Marketing	95	246	609	650
-General & Administrative	407	528	2,637	2,620

	17,976	1,460	24,236	8,119

Non-GAAP Operating Income	$2,148	$2,938	$10,314	$4,175

% of revenue	11.8%	15.3%	13.4%	6.0%
     Reconciliation of GAAP net income from continuing operations to non-GAAP net income from continuing operations (b)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Net Income (Loss) from Continuing Operations	($10,756)	$9,527	$1,159	$6,113

Add:
(a) Non-GAAP adjustment to operating income (loss)	17,976	1,460	24,236	8,119
(b) Income Taxes	(6,652)	(7,864)	(16,660)	(7,256)

	11,324	(6,404)	7,576	863

Non-GAAP Net Income	$568	$3,123	$8,735	$6,976

Basic Earnings per Share:
Income from Continuing Operations	$0.03	$0.15	$0.46	$0.33

Diluted Earnings per Share:
Income from Continuing Operations	$0.03	$0.15	$0.45	$0.33

Weighted average shares — Basic	17,491	20,670	19,158	20,897
Weighted average shares — Diluted	17,506	20,802	19,249	21,424

This schedule reconciles the company’s GAAP operating income and GAAP net income from continuing operations to its non-GAAP operating income and non-GAAP net income from continuing operations. The company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the company’s core operating results and facilitates comparison of operating results across reporting periods. The company uses these non-GAAP when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the company’s GAAP results.

(a)	These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges and the impairment charges

(b)	These adjustments include the items described in footnote (a) as well as the non-cash income tax expense